Exhibit 99.1

Massimo Group Reports Fiscal Year End 2024 Financial Results

GARLAND, Texas, March 27, 2025 /PRNewswire/ — Massimo Group (NASDAQ: MAMO) (“Massimo” or the “Company”), a manufacturer and distributor of powersports vehicles and pontoon boats, today released its financial results for the fourth quarter and the year ended Dec. 31, 2024, noting revenue from sales of UTVs, ATVs and electric bikes increased by $4.1 million, or 4.0%, from $103.3 million in fiscal 2023 to $107.5 million in fiscal 2024. As of Dec. 31, 2024, Massimo reported a positive working capital of $19.2 million, with an increase in net cash and cash equivalents of $9.4 million for the year ended Dec. 31, 2024.

The increase in revenue was primarily attributed to Massimo’s expansion of product sales into large retail stores in the U.S., along with a shift in the Company’s sales strategy.

Massimo Group, through its subsidiaries Massimo Motor Sports and Massimo Marine LLC, manufactures, imports and distributes a diversified and competitive portfolio of products including UTVs, ATVs, motorcycles, scooters, golf carts, tractors and recreational pontoon boats among other product lines designed for outdoor enthusiasts.

David Shan, CEO of Massimo Group, emphasized operational highlights including the below.

●	Relocation of its MVR Golf Cart series production to its state of the art facility located in Garland, Texas.

●	A new robotic assembly line, which increases efficiency, enhances quality control and improves worker safety in Garland.

●	Massimo’s nationwide distribution network now includes six strategically located centers: Edison, New Jersey; City of Industry, California; Port Wentworth, Georgia; Houston, Texas; Garland, Texas; and Edwardsville, Illinois.

●	The Company continues to deepen its relationships with key retail partners through active engagement at major industry events.

●	The company plans to expand into AI Application Robotic Products, partnering with manufacturers to distribute AI-powered companions and utility assistants, transforming the business beyond traditional powersports into high-tech, AI-driven applications.

MASSIMO GROUP AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2024 AND 2023

	As of December 31,
	2024	2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,210,084	$765,814
Accounts receivable, net	6,589,038	9,566,445
Inventories, net	27,258,640	25,800,912
Advance to suppliers	99,076	1,589,328
Due from a related party	8,576	-
Prepaid and other current assets	1,220,432	637,509
Total current assets	45,385,846	38,360,008

NON-CURRENT ASSETS
Property and equipment at cost, net	532,259	399,981
Right of use operating lease assets, net	9,485,899	1,478,221
Right of use financing lease assets, net	71,801	113,549
Deferred offering costs	-	1,457,119
Other non-current assets	49,500	-
Deferred tax assets	1,166,451	134,601
Total non-current assets	11,305,910	3,583,471
TOTAL ASSETS	$56,691,756	$41,943,479

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term loans	$-	$303,583
Accounts payable	9,572,444	10,334,208
Other payable, accrued expenses and other current liabilities	6,169,193	2,441,966
Accrued return liabilities	261,588	283,276
Accrued warranty liabilities	503,553	619,113
Contract liabilities	449,999	1,835,411
Current portion of obligations under operating leases	2,119,894	847,368
Current portion of obligations under financing leases	43,421	41,647
Income tax payable	1,482,203	2,121,083
Loan from a related party	5,546,548	-
Total current liabilities	26,148,843	18,827,655

NON-CURRENT LIABILITIES
Obligations under operating leases, non-current	7,412,693	630,853
Obligations under financing leases, non-current	33,602	77,024
Loan from a related party	-	7,920,141
Total non-current liabilities	7,446,295	8,628,018
TOTAL LIABILITIES	$33,595,138	$27,455,673

Commitments and Contingencies

EQUITY
Common shares, $0.001 par value, 100,000,000 shares authorized, 41,539,950 and 40,000,000 issued and outstanding as of December 31, 2024 and 2023, respectively	41,539	40,000
Subscription receivable	-	(832,159)
Additional paid-in-capital	6,614,907	1,994,000
Retained earnings	16,440,172	13,285,965
Total equity	23,096,618	14,487,806

TOTAL LIABILITIES AND EQUITY	$56,691,756	$41,943,479

MASSIMO GROUP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	For the Years Ended
	December 31,
	2024	2023

Revenues	$111,209,142	$115,037,544
Cost of revenues	76,865,803	79,126,454
Gross profit	34,343,339	35,911,090

Operating expenses:
Selling expense	9,804,547	9,761,090
General and administrative	16,610,528	13,227,106
Impairment of advance to suppliers	772,780	-
Research and development	343,493	-
Total operating expenses	27,531,348	22,988,196

Income from operations	6,811,991	12,922,894

Other income (expense):
Other income, net	1,110,837	140,866
Loss on litigation	(3,645,092)	-
Interest expense	(98,667)	(518,731)
Total other (expense) income, net	(2,632,922)	(377,865)

Income before income taxes	4,179,069	12,545,029

Provision for income taxes	1,024,862	2,129,804

Net income and comprehensive income	$3,154,207	$10,415,225

Earnings per Share – basic	$0.08	$0.26
Weighted average shares outstanding – basic	41,010,654	40,000,000
Earnings per Share – diluted	$0.08	$0.26
Weighted average shares outstanding – diluted	41,161,849	40,000,000

MASSIMO GROUP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	Year Ended December 31,
	2024	2023

Cash flows from operating activities:
Net income	$3,154,207	$10,415,225
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	129,598	151,512
Non-cash operating lease expense	1,580,173	974,973
Amortization of finance lease right-of-use assets	41,748	42,113
Write-off of accounts receivable	-	598,434
(Reversal of) provision of allowance for expected credit loss	(52,169)	203,301
Gain on disposal of property and equipment	(36,001)	(15,777)
Addition of inventories reserve, net	30,000	439,900
Impairment of advance to suppliers	772,780
Loss on litigation	3,645,092	–
Amortization of share-based compensation related to options granted	224,190	–
Amortization of share-based compensation related to RSU granted	922,399	–
Common stock issued for services	48,444
Deferred income tax recovery	(1,031,850)	(134,601)
Changes in operating assets and liabilities:
Accounts receivable	3,029,576	(3,536,449)
Inventories	(1,487,728)	(2,477,862)
Advance to suppliers	717,472	1,388,084
Prepaid and other current assets	(632,423)	(566,370)
Due from a related party	(8,576)	–
Accounts payables	(761,764)	1,356,453
Other payable, accrued expense and other current liabilities	82,135	(303,959)
Tax payable	(638,880)	2,121,083
Accrued warranty liabilities	(115,560)	358,582
Accrued return liabilities	(21,688)	(273,262)
Contract liabilities	(1,385,412)	1,139,137
Lease liabilities – operating lease	(1,533,485)	(974,973)
Net cash provided by operating activities	6,672,278	10,905,544

Cash flows from investing activities:
Proceed from sales of property and equipment	162,001	13,500
Acquisition of property and equipment	(387,876)	(134,662)
Net cash used in investing activities	(225,875)	(121,162)

Cash flows from financing activities:
Proceeds from bank loan	-	3,150,000
Repayment of bank loan	-	(8,750,000)
(Repayment of) proceeds from other loans	(303,583)	303,583
Repayment of finance lease liabilities	(41,648)	(40,003)
Repayment to related party	-	(142,427)
Deferred offering costs	(246,890)	(825,330)
Repayment of shareholder advance, net	(2,373,593)	(5,264,203)
Proceeds from initial public offering, net of share issuance costs	5,043,250	-
Proceeds from subscription deposits	920,331	601,841
Net cash provided by (used in) financing activities	2,997,867	(10,966,539)

Net increase (decrease) in cash and cash equivalents	9,444,270	(182,157)
Cash and cash equivalents, beginning of the year	765,814	947,971
Cash and cash equivalents, end of the year	$10,210,084	$765,814

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$98,667	$518,731
Cash paid for income taxes	$2,695,591	$143,322

NON-CASH ACTIVITIES
Right of use assets obtained in exchange for operating lease obligations	$9,587,851	$1,113,140
Right of use assets obtained in exchange for finance lease	$-	$60,805
Common shares cancellation	$31,556	$-

About Massimo Group

Massimo Group (NASDAQ: MAMO) is a manufacturer and distributor of powersports vehicles and pontoon boats. Founded in 2009, Massimo Motor believes it offers some of the most value packed UTV’s, off-road, and on-road vehicles in the industry. The company’s product lines include a wide selection of farm and ranch tested utility UTVs, recreational ATVs, and Americana style minibikes. Founded in 2020, Massimo Marine manufactures and sells Pontoon and Tritoon boats with a dedication to innovative design, quality craftsmanship, and great customer service. Massimo Group is also developing electric versions of UTVs, golf carts and pontoon boats, all of which are currently available for sale. The company’s 376,000-square-foot factory is in the heart of the Dallas / Fort Worth area of Texas in the city of Garland. For more information, visit massimomotor.com and massimomarine.com.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “target,” “potential,” “seek,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” “plan,” and other words and terms of similar meaning. These forward-looking statements include information concerning statements regarding future cash needs, future operations, market positions, business plans and future financial results; and any other statements that are not historical facts, although not all forward-looking statements contain such identifying words. Forward-looking statements may include, for example, statements about the Company’s ability to enhance its distribution network; entering into partnership with new retail partners, reductions to fulfilment times; the future financial and operational performance of Massimo; competitive position; Massimo’s financial position, including estimated revenues, profitability, margins, losses and expenses; new products; operational efficiency; expansion into new markets; acquisitions; the establishment of an R&D department; and other plans and objectives of management. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Massimo, including those set forth in the “Risk Factors” section of Massimo’s Annual Report on Form 10-K for the year ended Dec. 31, 2024, as updated by Massimo’s subsequent filings, with the SEC. Copies are available on the SEC’s website, www.sec.gov. Massimo undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company

Dr. Yunhao Chen

Chief Financial Officer

Massimo Group

ir@massimomotor.com

Corporate Communications

IBN

Austin, Texas

www.InvestorBrandNetwork.com

512.354.7000

Editor@InvestorBrandNetwork.com